Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998, 2001 and 2004 Stock Option Plans of ILOG S.A. of our report dated September 28, 2005, related to the consolidated financial statements and schedule of Ilog S.A., included in its Annual Report (Form 20-F) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

April 25, 2005

Paris-La Défense, France

ERNST & YOUNG Audit

Represented by Denis Thibon